UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014 (May 29, 2014)

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 478-2571

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sale of Equity Securities

Final Closing of 506(c) JOBS Act Offering

On October 8, 2013, The Grilled Cheese Truck, Inc. (the “Company”) commenced a “best efforts” offering (the “Offering”) of Units for $1.25 per Unit. Each Unit consists of: (i) one share (the “Shares”) of Company common stock, par value $0.001 per share (“Common Stock”) and (ii) a warrant (the “Warrants”) to purchase until October 31, 2016, one share of Common Stock (the “Warrant Shares”), at an exercise price of $2.50 per Warrant Share. On May 29, 2014, the Offering expired pursuant to its terms.

From March 14, 2014 through May 29, 2014, the Company sold Units for an aggregate amount of $2,008,125 from 12 accredited investors and will issue an aggregate of 1,606,500 shares of Common Stock and 1,606,500 Warrants in connection with such closings, including 330,000 Units purchased by certain officers and directors of the Company in exchange for $412,500 owed to them by the Company.

As of the final closing, the Company raised an aggregate amount of $2,823,125 and will issue an aggregate of 2,258,500 shares of Common Stock and 2,258,500 Warrants,

No placement agent fees were paid in connection with the offering. The issuance of the Shares and Warrants qualified for exemption under Rule 506(c) of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, and the JOBS Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Peter Goldstein
Peter Goldstein

Date: June 4, 2014